SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2005

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-7817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On July 25, 2005, we issued €325 million aggregate principal amount of 8% Senior Secured Notes due 2012 (the “Notes”) (the “Senior Notes Offering”) pursuant to the terms of an Indenture dated July 25, 2005 (“the Indenture”), by and among us, certain of our subsidiaries as specified herein and which are guarantors of the payment and performance obligations under the Notes (the “Guaranteeing Subsidiaries), The Bank of New York, as trustee, principal paying agent, registrar and transfer agent, and ING Bank N.V., London Branch, as note security agent. The Guaranteeing Subsidiaries are Carey Agri International-Poland Sp. z o.o. (“Carey Agri”), Onufry S.A., Multi-Ex S.A., Astor Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., MTC Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi Agis S.A., Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o., Damianex S.A., PWW Sp. z o.o. and Miro Sp. z o.o. The Notes were offered and sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes bear interest at a rate of 8% per year, and will mature on July 25, 2012. Interest will accrue from July 25, 2005 and be payable on January 25 and July 25 of each year, beginning January 25, 2006.

We intend to use the net proceeds from the Senior Notes Offering to pay the cash portion of the purchase price for our acquisition of Bols Sp. z o.o. (the “Bols Acquisition”), a portion of the purchase price for the acquisition of Polmos Bialystok S.A. (the “Bialystok Acquisition”), cash for general corporate purposes, including, potentially, future acquisitions, and certain fees and expenses. We refer you to our current report on Form 8-K filed July 1, 2005, with the Securities and Exchange Commission (“SEC”) for a further description of the Bols Acquisition and our current report on Form 8-K filed July 15, 2005, with the SEC for a further description of the Bialystok Acquisition. The net proceeds of the Senior Notes Offering will be held in escrow pending completion of the Bols Acquisition and the Bialystok Acquisition.

Under the Indenture, the Notes are guaranteed on a senior basis by the Guaranteeing Subsidiaries. On or shortly following the completion of the Bols Acquisition, Bols Sp. z o.o. and its parent holding company, Botapol Holding B.V., will also become Guaranteeing Subsidiaries. Bialystok will not become a Guaranteeing Subsidiary following the completion of the Bialystok Acquisition. The Notes are secured by (i) an assignment of our rights under the loan to Carey Agri of the proceeds of the offering and (ii) a first-ranking pledge over the shares that we and Carey Agri hold in each of the other Guaranteeing Subisidiaries and a first-ranking pledge in the shares that we hold in Carey Agri.

At any time prior to July 25, 2008, the Indenture permits us to redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 108% of the principal amount, plus accrued and unpaid interest. At any time prior to July 25, 2009, we may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole premium, plus any accrued and unpaid interest. On and after July 25, 2009, we may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 104% for the twelve-month period beginning on July 25, 2009, 102% for the twelve-month period beginning on July 25, 2010, and 100% beginning on July 25, 2011, for any period thereafter, in each case plus accrued and unpaid interest.

The Indenture also restricts our ability and the ability of our restricted subsidiaries to: (i) borrow money; (ii) issue redeemable and preferred stock; (iii) pay distributions or dividends; (iv) make investments; (v) create liens; (vi) enter into agreements that restrict dividends from subsidiaries; (vii) sell certain assets or merge with or into other companies; (viii) enter into transactions with affiliates; (ix) guarantee indebtedness; (x) enter into new lines of business; and (xi) enter into sale and leaseback transactions. These covenants are subject to a number of exceptions and qualifications.

The foregoing description does not purport to be a complete description of the terms of the Indenture, the Notes, or the rights of the holders of the Notes. Such description is qualified in its entirety by the terms of the Indenture, which is attached as Exhibit 4.1 to this current report on Form 8-K, including the Notes, the form of which is attached as an exhibit to the Indenture, and are incorporated by reference herein.

Social Package

On July 15, 2005, we entered into an agreement with the trade unions of Polmos Bialystok S.A. (“Bialystok”) regarding a social package for the employees of Bialystok. The social package provides for:

•	A guarantee of employment for a period of 10 years with at least the same employment level, conditions of work and terms of compensation as currently exist.

•	An increase in the compensation of each employee by 4.5% effective July 1, 2005.

•	An increase in the average monthly compensation of each employee by the inflation rate for the preceding year effective as of March 1, 2006 until the expiry of the term of the social package.

•	Maintaining the level of contribution to the social fund of Bialystok, which is a discretionary fund to which Bialystok contributes that is used for the benefit of its employees.

•	Payment by us of a privatization bonus, in an amount equal to ten times the value of the average compensation in Bialystok as at the date of entering into the social package, to each employee who has worked for Bialystok for more than 12 months. Such privatization bonus will be payable in two installments, the first installment (six times the value of the gross monthly remuneration) within 30 days of the closing of the Potential Bialystok Acquisition, and the second installment (four times the value of the gross monthly remuneration) within one year of the effective date of the social package. The estimated total amount of the privatization bonus is approximately PLN 17 million (approximately $5.1 million based on the exchange rate as of June 30, 2005).

Our agreement regarding the social package relates to the definitive Share Purchase Agreement that we signed on July 11, 2005 with the State Treasury of the Republic of Poland to purchase 61% of the outstanding capital stock of Bialystok (the “Bialystok Acquisition”), as previously reported on our current report on Form 8-K filed July 15, 2005 with the SEC.

Item 2.03. Creation of a Direct Financial or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this current report relating to the 8% Senior Secured Notes due 2012 issued pursuant to the Indenture is also responsive to Item 2.03 of this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

4.1	Indenture, dated July 25, 2005, by and among Central European Distribution Corporation, Carey Agri International-Poland Sp. z o.o., Onufry S.A., Multi-Ex S.A., Astor Sp. z o.o., Polskie Hurtownie Alkoholi Sp. z o.o., MTC Sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi Agis S.A., Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. z o.o., Damianex S.A., PWW Sp. z o.o. and Miro Sp. z o.o., as Guarantors, The Bank of New

York, as Trustee, Principal Paying Agent, Registrar and Transfer Agent, and ING Bank N.V., London Branch, as Note Security Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary